Exhibit 99.1

Press Release

For Immediate Release

Guaranty Bancshares, Inc. Reports

Third Quarter 2021 Financial Results

Addison, Texas – October 18, 2021 / Business Wire / – Guaranty Bancshares, Inc. (NASDAQ: GNTY), the parent company of Guaranty Bank & Trust, N.A. (the "Bank"), today reported financial results for the fiscal quarter ended September 30, 2021. The Company's net income available to common shareholders was $9.3 million, or $0.77 per basic share, for the quarter ended September 30, 2021, compared to $10.4 million, or $0.87 per basic share, for the quarter ended June 30, 2021 and $10.1 million, or $0.84 per basic share, for the quarter ended September 30, 2020. Return on average assets and average equity for the third quarter of 2021 were 1.24% and 12.44%, respectively, compared to 1.42% and 14.64%, respectively, for the second quarter of 2021 and 1.53% and 15.21%, respectively, for the third quarter of 2020. The decrease in earnings during the third quarter of 2021, compared to the second quarter of 2021, was primarily due to lower origination fee income during the quarter for the Paycheck Protection Program - round one (“PPP1”) and round two (“PPP2”) loans and higher noninterest expense, which was partially offset by a reverse provision for credit losses of $700,000. Our net core earnings†, excluding provisions for credit losses, income taxes and PPP1/PPP2 net income, as well as our core net interest margin, adjusted to exclude the effects of PPP1/PPP2 loans, are described further in tables below.

"We are very pleased with third quarter and year-to-date financial results. Our loan pipeline was robust and, excluding PPP loans, resulted in 7.5% loan growth during the third quarter and 9.8% year-to-date. Our pipeline continues to be strong with increased demand across most loan types and regions. PPP loan forgiveness is progressing well with a remaining portfolio of $75.3 million from the total $310.4 million that we loaned under the program. Our non-performing assets are very low and all of our borrowers who received a COVID-related deferral are back on contractual payment schedules. Like all banks, we have experienced some headwinds in our net interest margin but we have been able to defend our margin and provide a strong earnings stream that we expect will only improve in the future as rates start to normalize," commented Ty Abston, the Company's Chairman and Chief Executive Officer.

QUARTERLY HIGHLIGHTS

•
Solid Net Earnings and Core Earnings. Net earnings have remained solid for the past four quarters. Net core earnings†, which exclude provisions for credit losses and income tax, net PPP income, and interest on PPP-related borrowings, have also remained strong over the last four quarters, demonstrating consistent core earnings stream. Net core earnings† were $9.7 million for the third quarter, compared to $9.8 million for the second quarter of 2021, and $11.1 million during the third quarter of 2020.
•
Producing Loan Pipeline. During 2020 and early 2021, we added new loan producers throughout our footprint and continued to experience strong loan demand within our loan pipeline. Excluding PPP loans, our loans grew $132.8 million, or 7.5%, during the third quarter and have grown $168.6 million, or 9.8%, since December 31, 2020. Our loan growth is a result of internally generated sources and is not from loan purchases from other originators.
•
Strong Credit Quality. Non-performing assets as a percentage of total assets were 0.11% at September 30, 2021, compared to 0.13% at June 30, 2021 and 0.53% at September 30, 2020. Net charge-offs to average loans (annualized) were 0.05% for the quarter ended September 30, 2021, compared to 0.05% for the quarter ended June 30, 2021, and 0.01% for the quarter ended September 30, 2020. The decrease in non-performing assets during the third quarter of 2021 compared to the same period of 2020 resulted primarily from the resolution of three problem loans, made to two borrowers, with outstanding combined book balances of $8.7 million at December 31, 2020, that were acquired during the Westbound acquisition and which were fully reserved prior to the onset of COVID-19.
•
Paycheck Protection Program. As of September 30, 2021, there are outstanding PPP2 balances of $71.4 million to 664 borrowers, down from the $100.8 million to 1,349 borrowers originally extended loans under the PPP2 program during 2021. Those PPP2 loans have resulted in recognition of $3.7 million of net origination fees for the nine months ended September 30, 2021. The Bank also recognized $2.1 million in PPP1 deferred origination fees for the nine months ended September 30, 2021 through both amortization and forgiveness of the related PPP1 loans. As of September 30, 2021, there are outstanding PPP1 balances of $4.0 million to 109 borrowers, down from the $209.6 million to 1,944 borrowers that was originated under the PPP1 program. Net deferred origination fees remaining as of September 30, 2021 are $47,000 and $1.8 million for PPP1 and PPP2, respectively.

RESULTS OF OPERATIONS

Participation in the PPP1 and PPP2 program, as well as large provisions for credit losses in the second quarter of 2020 resulting from effects of COVID-19, have created temporary extraordinary results in the calculation of net earnings and related performance ratios. With some continued uncertainty as a result of COVID-19 and other economic factors, the following table illustrates net earnings and net core earnings results, which are pre-tax, pre-provision and pre-extraordinary PPP1/PPP2 income, as well as performance ratios for the prior five quarters:

† Non-GAAP financial metric. Calculations of this metric and reconciliations to GAAP are included in the schedules accompanying this release.

	Quarter Ended
	2021			2020
(dollars in thousands, except per share data)	September 30	June 30	March 31	December 31	September 30
Net earnings	$9,253	$10,432	$10,962	$9,915	$10,134
Adjustments:
Provision for credit losses	(700)	(1,000)	—	—	(300)
Income tax provision	2,179	2,312	2,336	2,290	2,350
PPP loan interest and fees	(1,005)	(1,954)	(3,905)	(2,654)	(1,076)
Net interest expense on PPP-related borrowings	—	—	—	—	3
Net core earnings†	$9,727	$9,790	$9,393	$9,551	$11,111

Total average assets	$2,953,181	$2,938,944	$2,775,567	$2,659,725	$2,639,335
Adjustments:
PPP loans average balance	(107,931)	(155,417)	(137,251)	(179,240)	(209,506)
Excess fed funds sold due to PPP-related borrowings	—	—	—	—	(8,152)
Total average assets, adjusted†	$2,845,250	$2,783,527	$2,638,316	$2,480,485	$2,421,677
Total average equity	$295,076	$285,803	$277,612	$271,397	$265,027

PERFORMANCE RATIOS
Net earnings to average assets (annualized)	1.24%	1.42%	1.60%	1.48%	1.53%
Net earnings to average equity (annualized)	12.44	14.64	16.01	14.53	15.21
Net core earnings to average assets, as adjusted (annualized)†	1.36	1.41	1.44	1.53	1.83
Net core earnings to average equity (annualized)†	13.08	13.74	13.72	14.00	16.68

PER COMMON SHARE DATA*
Weighted-average common shares outstanding, basic	12,067,769	12,056,550	12,038,638	12,063,154	12,113,266
Earnings per common share, basic	$0.77	$0.87	$0.91	$0.82	$0.84
Net core earnings per common share, basic†	0.81	0.81	0.78	0.79	0.92

* Adjusted retroactively for all quarters presented to give effect to the 10% dividend issued during the first quarter of 2021.
† Non-GAAP financial metric. Calculations of this metric and reconciliations to GAAP are included in the schedules accompanying this release.

Net interest income, before the provision for credit losses, in the third quarter of 2021 and 2020 was $23.6 million and $22.3 million, respectively, an increase of $1.3 million, or 5.8%. The increase was primarily due to a decrease in interest expense of $1.0 million, or 37.8%, compared to an increase in interest income of $279,000, or 1.1%. The decrease in interest expense is primarily attributable to lower deposit-related interest expense of $937,000, or 41.0%, compared to the same quarter of the prior year.

Net interest margin, on a taxable equivalent basis, for the third quarter of 2021 and 2020 was 3.40% and 3.61%, respectively. Net interest margin decreased 21 basis points despite increases in loan yield from 4.59% for the third quarter of 2020 to 4.67% for the third quarter of 2021, a change of eight basis points, and decreases in the cost of interest-bearing deposits from 0.63% to 0.33% during the same period, a change of 30 basis points. The decrease in net interest margin was due to a decrease in the average yield on interest-bearing deposits in other banks, which consists of fed funds sold, from 0.12% in the third quarter of 2020 to 0.10% in the current quarter, while the average balance increased 228.3% from the prior year average balance. The decrease in average deposit rate was primarily due to continued reductions in interest rates for interest-bearing deposits as market conditions have allowed.

The increase in loan yield was primarily due to higher recognized PPP origination fee income during the current quarter. Loan yield, excluding the effect of PPP loans, was 4.73% in the third quarter of 2021, compared to 4.90% in the same quarter of the prior year, a decrease of 17 basis points. In addition, 66.3% of the loan portfolio, or $1.26 billion, has interest rate floors and 60.8% of those loans are currently at their floors. The weighted average interest rate of loans currently at their floor is 4.33%.

Net interest income in the second quarter of 2021 was $23.5 million, resulting in an increase of $93,000, or 0.4%, from the prior quarter through the current quarter. The increase resulted primarily from a decrease in interest expense of $142,000 during the quarter.

Net interest margin, on a taxable equivalent basis, decreased from 3.44% for the second quarter of 2021 to 3.40% for the third quarter of 2021. Loan yield decreased from 4.79% for the second quarter of 2021 to 4.67% for the third quarter of 2021, a change of 12 basis points. Loan yield, excluding the effect of PPP loans, decreased nine basis points from 4.82% in the second quarter of 2021 to 4.73% in the current quarter. The average yield on interest-bearing deposits in other banks increased four basis points from 0.06% in the second quarter of 2021, while the average balance decreased by $14.0 million or 3.3%, in the current quarter. The cost of interest-bearing deposits decreased from 0.37% to 0.33% during the same period, a change of four basis points. The decrease was due primarily to the maturity of higher-rate CDs during the third quarter of 2021, as well as continued reductions in interest rates for non-maturing deposits as market conditions have allowed.

The Bank’s continued participation in the PPP program has created temporary extraordinary results in the calculation of net interest margin. To illustrate core net interest margin, the table below excludes PPP1 and PPP2 loans and their associated fees and costs for the three and nine months ended September 30, 2021:

	For the Three Months Ended September 30, 2021			For the Nine Months Ended September 30, 2021
(dollars in thousands)	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Total loans	$1,921,005	$22,605	4.67%	$1,906,989	$69,664	4.88%
Adjustments:
PPP1 loans average balance and net fees(1)	(14,399)	(344)	9.48	(57,716)	(2,564)	5.94
PPP2 loans average balance and net fees(2)	(93,532)	(661)	2.80	(75,593)	(3,701)	6.55
Total PPP loans(3)	$(107,931)	$(1,005)	3.69%	$(133,309)	$(6,265)	6.28%

Total loans, excluding PPP	$1,813,074	$21,600	4.73%	$1,773,680	$63,399	4.78%

Total interest-earning assets	2,780,081	25,235	3.60	2,720,103	77,032	3.79
Total interest-earning assets, net of PPP effects†	$2,672,150	$24,230	3.60%	$2,586,794	$70,767	3.66%

Net interest income		$23,570			$71,538
Net interest margin(4)			3.36%			3.52%
Net interest margin, FTE(5)			3.40			3.56

Net interest income, net of PPP effects†		22,565			65,273
Net interest margin, net of PPP effects†(6)			3.35			3.37
Net interest margin, FTE, net of PPP effects†(7)			3.39			3.41

Efficiency ratio(8)			64.25			60.28
Efficiency ratio, net of PPP effects†(9)			66.47			65.51

† Non-GAAP financial metric. Calculations of this metric and reconciliations to GAAP are included in the schedules accompanying this release.

(1) Interest earned on PPP1 loans consists of interest income of $36,000 and $424,000, and net origination fees recognized in earnings of $308,000 and $2.1 million for the three and nine months ended September 30, 2021, respectively.

(2) Interest earned on PPP2 loans consists of interest income of $234,000 and $566,000, and net origination fees recognized in earnings of $427,000 and $3.1 million for the three and nine months ended September 30, 2021, respectively.

(3) Interest earned consists of interest income of $270,000 and $990,000, and net origination fees recognized in earnings of $661,000 and $5.3 million for the three and nine months ended September 30, 2021, respectively.

(4) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized. Taxes are not a part of this calculation.

(5) Net interest margin on a taxable equivalent basis is equal to net interest income adjusted for nontaxable income divided by average interest-earning assets, annualized, using a marginal tax rate of 21%.

(6) Net interest margin is equal to net interest income, net of PPP effects, divided by average interest-earning assets, excluding average PPP loans, annualized. Taxes are not a part of this calculation.

(7) Net interest margin on a taxable equivalent basis is equal to net interest income, net of PPP effects, adjusted for nontaxable income divided by average interest-earning assets, excluding average PPP loans, annualized, using a marginal tax rate of 21%.

(8) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

(9) The efficiency ratio was calculated by dividing total noninterest expense, net of PPP-related deferred costs, by net interest income, net of PPP effects, plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

During the year ended December 31, 2020, a total allowance for credit losses provision of $13.2 million was recorded primarily to account for the estimated impact of COVID-19 on credit quality and resulted largely from changes to individual loan risk ratings, as well as COVID-specific qualitative factors. We recorded no provision in the first quarter, a $1.0 million reverse provision in the second quarter and a $700,000 reverse provision in the third quarter of 2021. These provision reversals capture the improvements that have occurred to macro-economic factors evaluated at the onset of the pandemic as part of the aforementioned COVID-specific qualitative factors, as well as risk rating upgrades for specific loans, which impact the reserve calculations within our model, offset by growth in our overall loan portfolio. Although management is cautiously optimistic about improving vaccination and hospitalization rates and economic trends, it is very likely that the economic effects of the pandemic will continue into 2022.

Noninterest income decreased $214,000, or 3.2%, in the third quarter of 2021 to $6.4 million, compared to $6.7 million for the third quarter of 2020. The decrease from the same quarter in 2020 was due primarily to a decrease in the gain on sale of loans of $355,000, or 16.8%, a $127,000, or 46.7%, decrease in mortgage fee income and a $92,000, or 31.9%, decrease in warehouse lending fees compared to the same quarter of the prior year. These decreases were partially offset by an increase in service charges of $286,000, or 39.9%.

Noninterest expense increased $2.5 million, or 15.1%, in the third quarter of 2021 to $19.3 million, compared to the third quarter of 2020. The increase in noninterest expense in the third quarter of 2021 was driven primarily by a $1.6 million, or 16.5%, increase in employee compensation and benefits due to increased salaries, higher insurance expense accruals due to increased claims experienced, higher payroll tax expense due to bonuses paid in July and bonus accruals. Additionally, there was a one-time expense of $434,000 included in other non-interest expense to terminate two swap agreements associated with our trust preferred securities, a $194,000, or 64.5%, increase in advertising and promotions expense, a $165,000, or 15.1%, increase in software and technology expense, and a $141,000, or 5.4%, increase in occupancy expenses compared to the third quarter of 2020.

Noninterest income in the third quarter of 2021 increased by $479,000, or 8.0%, from $6.0 million in the second quarter of 2021 due primarily to an increase in gains on sales of loans of $515,000, or 41.4%, an increase in service charges of $148,000, or 17.3%, partially offset by decrease in merchant and debit card fees of $302,000, or 15.7%.

Noninterest expense increased $1.6 million, or 8.9%, in the third quarter of 2021, from $17.7 million in the quarter ended June 30, 2021. The increase was primarily due to a $794,000, or 7.8%, increase in employee compensation and benefits primarily related to bonuses paid during July 2021, a one-time expense of $434,000, included in other non-interest expense, to terminate two swap agreements associated with our trust preferred securities, a $203,000, or 19.2%, increase in software and technology expense and a $157,000, or 46.4%, increase in advertising and promotion expense during the quarter. These were partially offset by a $95,000, or 3.4%, decrease in occupancy expenses, a $103,000, or 13.8%, decrease in legal and professional fees and an $83,000, or 24.7%, decrease in amortization expense during the third quarter of 2021.

The company’s efficiency ratio in the third quarter of 2021 was 64.25%, compared to 60.12% in the prior quarter and 57.90% in the third quarter of 2020. Adjusted to remove the effects of PPP-related transactions, the company’s efficiency ratio† for the third quarter of 2021 was 66.47%, was 64.66% for the second quarter of 2021 and was 60.22% for the third quarter of 2020.

† Non-GAAP financial metric. Calculations of this metric and reconciliations to GAAP are included in the schedules accompanying this release.

FINANCIAL CONDITION

Consolidated assets for the company totaled $2.97 billion at September 30, 2021, compared to $2.93 billion at June 30, 2021 and $2.66 billion at September 30, 2020.

Gross loans increased 4.3%, or $80.7 million, to $1.97 billion at September 30, 2021, compared to loans of $1.89 billion at June 30, 2021. The increase in gross loans from the second to the third quarter of 2021 is primarily due to increased loan originations and advances, and were partially offset by continued forgiveness of PPP loans, which decreased $52.1 million during the quarter. Excluding PPP loans, gross loans increased $132.8 million, or 7.5%,from the prior quarter.

Gross loans increased 0.6%, or $12.2 million, from $1.96 billion at September 30, 2020. The increase in gross loans during the third quarter of 2021 compared to the third quarter of 2020 resulted primarily from organic loan growth and was partially offset by a $134.3 million reduction in PPP loan balances during the period. Excluding PPP loans, gross loans increased $146.6 million, or 8.4%, from the same quarter of the prior year.

Total deposits increased by 1.2%, or $30.0 million, to $2.56 billion at September 30, 2021, compared to $2.53 billion at June 30, 2021, and increased 15.3%, or $340.0 million, from $2.22 billion at September 30, 2020. Changes in deposits during these periods were heavily impacted by the deposit of PPP loan proceeds into demand accounts at the Bank, as well as apparent changes in depositor spending habits in these periods resulting from economic and other uncertainties due to COVID-19.

Shareholders' equity totaled $297.4 million as of September 30, 2021, compared to $287.7 million at June 30, 2021 and $266.9 million at September 30, 2020. The increase from the previous quarter resulted primarily from net income of $9.3 million, offset by the payment of dividends of $2.4 million and an increase in other comprehensive income of $2.2 million during the third quarter of 2021 resulting from the transfer of securities from available-for-sale to held-to-maturity accounting classifications during the period.

Nonperforming assets as a percentage of total assets were 0.11% at September 30, 2021 compared to 0.13% at June 30, 2021, and 0.53% at September 30, 2020. The Bank’s nonperforming assets consist primarily of nonaccrual loans. During 2020, nonperforming assets included three SBA 7(a), partially guaranteed (75%) loans that were acquired in the June 2018 acquisition of Westbound Bank, with combined book balances of $8.7 million as of September 30, 2020. During the first quarter of 2021, one of these loans was resolved when the underlying collateral, a hotel, was sold to a third party. The bank charged off $475,000 in connection with the sale, all of which had previously been specifically reserved within the allowance for credit losses, or ACL. The other two loans, both to one borrower and collateralized by the same hotel, were resolved through a bankruptcy judgement during the first quarter of 2021 that allows the borrower to adequately service their debt coverage. The bankruptcy order resulted in a charge-off of $270,000, which had previously been fully reserved in the ACL. These loans were internally identified as problem assets prior to COVID-19 and were properly reserved.

	As of
	2021			2020
(dollars in thousands)	September 30	June 30	March 31	December 31	September 30
ASSETS
Cash and due from banks	$34,741	$37,611	$38,534	$47,836	$35,714
Federal funds sold	346,500	385,075	356,750	218,825	101,300
Interest-bearing deposits	27,634	24,532	28,188	85,130	56,357
Total cash and cash equivalents	408,875	447,218	423,472	351,791	193,371
Securities available for sale	269,070	446,636	407,736	380,795	368,887
Securities held to maturity	173,676	—	—	—	—
Loans held for sale	1,903	5,088	4,663	5,542	9,148
Loans, net	1,938,268	1,856,277	1,876,985	1,831,737	1,921,234
Accrued interest receivable	7,673	8,801	8,064	9,834	8,361
Premises and equipment, net	53,834	54,405	54,903	55,212	55,468
Other real estate owned	40	227	312	404	310
Cash surrender value of life insurance	36,582	36,367	35,836	35,510	35,304
Core deposit intangible, net	2,426	2,573	2,786	2,999	3,213
Goodwill	32,160	32,160	32,160	32,160	32,160
Other assets	43,761	43,207	44,383	34,848	35,228
Total assets	$2,968,268	$2,932,959	$2,891,300	$2,740,832	$2,662,684
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Noninterest-bearing	$972,854	$928,416	$878,883	$779,740	$776,364
Interest-bearing	1,590,217	1,604,610	1,596,327	1,506,650	1,446,718
Total deposits	2,563,071	2,533,026	2,475,210	2,286,390	2,223,082
Securities sold under agreements to repurchase	11,195	15,336	24,007	15,631	20,520
Accrued interest and other liabilities	26,284	28,058	28,080	25,257	25,814
Line of credit	3,000	—	15,000	12,000	7,000
Federal Home Loan Bank advances	47,500	49,000	49,096	109,101	99,105
Subordinated debentures	19,810	19,810	19,810	19,810	20,310
Total liabilities	2,670,860	2,645,230	2,611,203	2,468,189	2,395,831

Total shareholders' equity	297,408	287,729	280,097	272,643	266,853
Total liabilities and shareholders' equity	$2,968,268	$2,932,959	$2,891,300	$2,740,832	$2,662,684

	Quarter Ended
	2021			2020
(dollars in thousands)	September 30	June 30	March 31	December 31	September 30
STATEMENTS OF EARNINGS
Interest income	$25,235	$25,284	$26,513	$26,253	$24,956
Interest expense	1,665	1,807	2,022	2,301	2,677
Net interest income	23,570	23,477	24,491	23,952	22,279
Provision for credit losses	(700)	(1,000)	—	—	(300)
Net interest income after provision for credit losses	24,270	24,477	24,491	23,952	22,579
Noninterest income	6,449	5,970	6,119	6,426	6,663
Noninterest expense	19,287	17,703	17,312	18,173	16,758
Income before income taxes	11,432	12,744	13,298	12,205	12,484
Income tax provision	2,179	2,312	2,336	2,290	2,350
Net earnings	$9,253	$10,432	$10,962	$9,915	$10,134

PER COMMON SHARE DATA*
Earnings per common share, basic	$0.77	$0.87	$0.91	$0.82	$0.84
Earnings per common share, diluted(1)	0.76	0.85	0.90	0.82	0.84
Cash dividends per common share	0.20	0.20	0.20	0.18	0.18
Book value per common share - end of quarter	24.62	23.86	23.24	22.67	22.08
Tangible book value per common share - end of quarter(2)	21.75	20.98	20.34	19.74	19.15
Common shares outstanding - end of quarter	12,081,477	12,057,937	12,053,597	12,028,957	12,087,063
Weighted-average common shares outstanding, basic	12,067,769	12,056,550	12,038,638	12,063,154	12,113,266
Weighted-average common shares outstanding, diluted(1)	12,211,389	12,251,587	12,177,776	12,121,221	12,113,266

PERFORMANCE RATIOS
Return on average assets (annualized)	1.24%	1.42%	1.60%	1.48%	1.53%
Return on average equity (annualized)	12.44	14.64	16.01	14.53	15.21
Net interest margin, fully taxable equivalent (annualized)(3)	3.40	3.44	3.85	3.85	3.61
Efficiency ratio(4)	64.25	60.12	56.56	59.82	57.90

* Periods prior to the stock dividend issued during the first quarter of 2021 have been adjusted to give effect to the 10% stock dividend.

(1) Outstanding options and the closing price of the company's stock as of September 30, 2020 had an anti-dilutive effect on the quarter end's weighted-average common shares outstanding; therefore, the effect of their conversion has been excluded from the calculation of the diluted weighted-average common shares outstanding for those periods. The diluted EPS for that quarter has been calculated using the basic weighted-average shares outstanding in order to comply with GAAP. There was not an anti-dilutive effect for the quarters ended September 30, June 30 and March 31, 2021 and December 31, 2020.

(2) See Reconciliation of non-GAAP Financial Measures table.

(3) Net interest margin on a taxable equivalent basis is equal to net interest income adjusted for nontaxable income divided by average interest-earning assets, annualized, using a marginal tax rate of 21%.

(4) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

	As of
	2021			2020
(dollars in thousands)	September 30	June 30	March 31	December 31	September 30
LOAN PORTFOLIO COMPOSITION
Commercial and industrial	$308,647	$352,042	$373,678	$356,291	$416,680
Real estate:
Construction and development	309,746	264,002	257,886	270,407	269,101
Commercial real estate	633,353	608,464	630,479	594,216	602,664
Farmland	135,413	94,525	76,867	78,508	80,197
1-4 family residential	403,403	389,616	389,542	389,096	385,783
Multi-family residential	40,810	42,086	32,090	21,701	19,499
Consumer	52,992	51,795	49,780	51,044	52,855
Agricultural	14,199	14,608	14,905	15,734	17,004
Warehouse lending	71,823	72,582	86,813	89,480	114,472
Overdrafts	495	444	327	342	379
Total loans(1)(2)	$1,970,881	$1,890,164	$1,912,367	$1,866,819	$1,958,634

	Quarter Ended
	2021			2020
(dollars in thousands)	September 30	June 30	March 31	December 31	September 30
ALLOWANCE FOR CREDIT LOSSES
Balance at beginning of period	$31,548	$32,770	$33,619	$33,757	$34,119
Loans charged-off	(244)	(283)	(875)	(159)	(101)
Recoveries	17	61	26	21	39
Provision for credit loss expense	(700)	(1,000)	—	—	(300)
Balance at end of period	$30,621	$31,548	$32,770	$33,619	$33,757

Allowance for credit losses / period-end loans	1.55%	1.67%	1.71%	1.80%	1.72%
Allowance for credit losses / nonperforming loans	976.7	878.0	968.7	264.6	245.0
Net charge-offs / average loans (annualized)	0.05	0.05	0.18	0.03	0.01

NON-PERFORMING ASSETS
Non-accrual loans(3)	$3,135	$3,593	$3,383	$12,705	$13,780
Other real estate owned	40	227	312	404	310
Repossessed assets owned	63	9	4	6	3
Total non-performing assets	$3,238	$3,829	$3,699	$13,115	$14,093

Non-performing assets as a percentage of:
Total loans(1)(2)	0.16%	0.20%	0.19%	0.70%	0.72%
Total loans, excluding PPP(1)(2)	0.17	0.22	0.21	0.76	0.81
Total assets	0.11	0.13	0.13	0.48	0.53

TDR loans - nonaccrual	$84	$86	$87	$90	$92
TDR loans - accruing	9,522	9,535	9,598	9,626	7,891

(1) Excludes outstanding balances of loans held for sale of $1.9 million, $5.1 million, $4.7 million, $5.5 million, and $9.1 million as of September 30, June 30 and March 31, 2021 and December 31, and September 30, 2020, respectively.

(2) Excludes deferred loan fees of $(2.0) million, $(2.3) million, $(2.6) million, $(1.5) million, and $(3.6) million as of September 30, June 30 and March 31, 2021 and December 31, and September 30, 2020, respectively.

(3) TDR loans - nonaccrual are included in nonaccrual loans, which are a component of nonperforming loans.

	Quarter Ended
	2021			2020
(dollars in thousands)	September 30	June 30	March 31	December 31	September 30
NONINTEREST INCOME
Service charges	$1,003	$855	$829	$868	$717
Net realized gain on sale of loans	1,759	1,244	1,398	2,023	2,114
Fiduciary and custodial income	599	570	549	513	511
Bank-owned life insurance income	215	206	212	205	208
Merchant and debit card fees	1,620	1,922	1,506	1,396	1,654
Loan processing fee income	164	164	153	167	181
Warehouse lending fees	196	211	241	262	288
Mortgage fee income	145	157	177	197	272
Other noninterest income	748	641	1,054	795	718
Total noninterest income	$6,449	$5,970	$6,119	$6,426	$6,663

NONINTEREST EXPENSE
Employee compensation and benefits	$10,998	$10,204	$9,943	$10,211	$9,439
Occupancy expenses	2,738	2,833	2,687	2,596	2,597
Legal and professional fees	644	747	604	968	574
Software and technology	1,258	1,055	1,114	1,127	1,093
Amortization	253	336	343	340	338
Director and committee fees	197	167	255	251	211
Advertising and promotions	495	338	455	356	301
ATM and debit card expense	646	616	540	545	509
Telecommunication expense	197	180	234	244	231
FDIC insurance assessment fees	214	168	169	252	252
Other noninterest expense	1,647	1,059	968	1,283	1,213
Total noninterest expense	$19,287	$17,703	$17,312	$18,173	$16,758

	For the Three Months Ended September 30,
	2021			2020
(dollars in thousands)	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earning assets:
Total loans(1)	$1,921,005	$22,605	4.67%	$1,964,894	$22,681	4.59%
Securities available for sale	320,476	1,199	1.48	378,735	2,125	2.23
Securities held to maturity	116,527	1,054	3.59	—	—	—
Nonmarketable equity securities	10,040	268	10.59	12,332	111	3.58
Interest-bearing deposits in other banks	412,033	109	0.10	125,492	39	0.12
Total interest-earning assets	2,780,081	25,235	3.60	2,481,453	24,956	4.00
Allowance for credit losses	(31,133)			(34,083)
Noninterest-earning assets	204,233			191,965
Total assets	$2,953,181			$2,639,335
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,599,012	$1,348	0.33%	$1,448,117	$2,285	0.63%
Advances from FHLB and fed funds purchased	48,609	107	0.87	79,580	141	0.70
Line of credit	2,641	25	3.76	4,989	44	3.51
Subordinated debentures	19,810	182	3.64	20,310	192	3.76
Securities sold under agreements to repurchase	12,171	3	0.10	20,568	15	0.29
Total interest-bearing liabilities	1,682,243	1,665	0.39	1,573,564	2,677	0.68
Noninterest-bearing liabilities:
Noninterest-bearing deposits	950,574			775,341
Accrued interest and other liabilities	25,288			25,403
Total noninterest-bearing liabilities	975,862			800,744
Shareholders’ equity	295,076			265,027
Total liabilities and shareholders’ equity	$2,953,181			$2,639,335
Net interest rate spread(2)			3.21%			3.32%
Net interest income		$23,570			$22,279
Net interest margin(3)			3.36%			3.57%
Net interest margin, fully taxable equivalent(4)			3.40%			3.61%

(1) Includes average outstanding balances of loans held for sale of $3.7 million and $9.3 million for the three months ended September 30, 2021 and 2020, respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

(4) Net interest margin on a taxable equivalent basis is equal to net interest income adjusted for nontaxable income divided by average interest-earning assets, annualized, using a marginal tax rate of 21%.

	For the Nine Months Ended September 30,
	2021			2020
(dollars in thousands)	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
ASSETS
Interest-earning assets:
Total loans(1)	$1,906,989	$69,664	4.88%	$1,851,209	$69,337	5.00%
Securities available for sale	372,707	5,481	1.97	326,472	5,711	2.34
Securities held to maturity	39,269	1,054	3.59	48,001	956	2.66
Nonmarketable equity securities	10,042	612	8.15	11,145	333	3.99
Interest-bearing deposits in other banks	391,096	221	0.08	136,684	452	0.44
Total interest-earning assets	2,720,103	77,032	3.79	2,373,511	76,789	4.32
Allowance for credit losses	(32,338)			(27,552)
Noninterest-earning assets	202,117			195,255
Total assets	$2,889,882			$2,541,214
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing deposits	$1,594,219	$4,444	0.37%	$1,467,838	$9,746	0.89%
Advances from FHLB and fed funds purchased	49,581	308	0.83	79,166	346	0.58
Line of credit	6,506	174	3.58	5,394	119	2.95
Subordinated debentures	19,810	558	3.77	16,261	511	4.20
Securities sold under agreements to repurchase	16,044	10	0.08	17,179	37	0.29
Total interest-bearing liabilities	1,686,160	5,494	0.44	1,585,838	10,759	0.91
Noninterest-bearing liabilities:
Noninterest-bearing deposits	892,260			670,947
Accrued interest and other liabilities	25,234			23,224
Total noninterest-bearing liabilities	917,494			694,171
Shareholders’ equity	286,228			261,205
Total liabilities and shareholders’ equity	$2,889,882			$2,541,214
Net interest rate spread(2)			3.35%			3.41%
Net interest income		$71,538			$66,030
Net interest margin(3)			3.52%			3.72%
Net interest margin, fully taxable equivalent(4)			3.56%			3.75%

(1) Includes average outstanding balances of loans held for sale of $3.7 million and $6.1 million for the nine months ended September 30, 2021 and 2020, respectively.
(2) Net interest spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
(3) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

(4) Net interest margin on a taxable equivalent basis is equal to net interest income adjusted for nontaxable income divided by average interest-earning assets, annualized, using a marginal tax rate of 21%.

NON-GAAP RECONCILING TABLES

Tangible Book Value per Common Share

	As of
	2021			2020
(dollars in thousands, except per share data)	September 30	June 30	March 31	December 31	September 30
Total shareholders’ equity	$297,408	$287,729	$280,097	$272,643	$266,853
Adjustments:
Goodwill	(32,160)	(32,160)	(32,160)	(32,160)	(32,160)
Core deposit intangible, net	(2,426)	(2,573)	(2,786)	(2,999)	(3,213)
Total tangible common equity	$262,822	$252,996	$245,151	$237,484	$231,480
Common shares outstanding - end of quarter*(1)	12,081,477	12,057,937	12,053,597	12,028,957	12,087,063
Book value per common share	$24.62	$23.86	$23.24	$22.67	$22.08
Tangible book value per common share	21.75	20.98	20.34	19.74	19.15

* Periods prior to the stock dividend issued during the first quarter of 2021 have been adjusted to give effect to the 10% stock dividend.

(1) Excludes the dilutive effect, if any, of shares of common stock issuable upon exercise of outstanding stock options.

Net Core Earnings and Net Core Earnings per Common Share

	Quarter Ended
	2021			2020
(dollars in thousands, except per share data)	September 30	June 30	March 31	December 31	September 30
Net earnings	$9,253	$10,432	$10,962	$9,915	$10,134
Adjustments:
Provision for credit losses	(700)	(1,000)	—	—	(300)
Income tax provision	2,179	2,312	2,336	2,290	2,350
PPP loans, including fees	(1,005)	(1,954)	(3,905)	(2,654)	(1,076)
Net interest expense on PPP-related borrowings	—	—	—	—	3
Net core earnings	$9,727	$9,790	$9,393	$9,551	$11,111

Weighted-average common shares outstanding, basic*	12,067,769	12,056,550	12,038,638	12,063,154	12,113,266
Earnings per common share, basic*	$0.77	$0.87	$0.91	$0.82	$0.84
Net core earnings per common share, basic*	0.81	0.81	0.78	0.79	0.92

* Periods prior to the stock dividend issued during the first quarter of 2021 have been adjusted to give effect to the 10% stock dividend.

Net Core Earnings to Average Assets, as Adjusted, and Average Equity

	Quarter Ended
	2021			2020
(dollars in thousands)	September 30	June 30	March 31	December 31	September 30
Net core earnings	$9,727	$9,790	$9,393	$9,551	$11,111
Total average assets	$2,953,181	$2,938,944	$2,775,567	$2,659,725	$2,639,335
Adjustments:
PPP loan average balance	(107,931)	(155,417)	(137,251)	(179,240)	(209,506)
Excess fed funds sold due to PPP-related borrowings	—	—	—	—	(8,152)
Total average assets, adjusted	$2,845,250	$2,783,527	$2,638,316	$2,480,485	$2,421,677
Net core earnings to average assets, as adjusted (annualized)	1.36	1.41	1.44	1.53	1.83
Total average equity	$295,076	$285,803	$277,612	$271,397	$265,027
Net core earnings to average equity (annualized)	13.08	13.74	13.72	14.00	16.68

NON-GAAP RECONCILING TABLES

Total Non-Performing Assets to Total Loans, Excluding PPP

	Quarter Ended
	2021			2020
(dollars in thousands)	September 30	June 30	March 31	December 31	September 30
Total loans(1)(2)	$1,970,881	$1,890,164	$1,912,367	$1,866,819	$1,958,634
Adjustments:
PPP loans balance	(75,304)	(127,390)	(158,236)	(139,808)	(209,609)
Total loans, excluding PPP(1)(2)	$1,895,577	$1,762,774	$1,754,131	$1,727,011	$1,749,025

Total non-performing assets	$3,238	$3,829	$3,699	$13,115	$14,093

Non-performing assets as a percentage of:
Total loans(1)(2)	0.16%	0.20%	0.19%	0.70%	0.72%
Total loans, excluding PPP(1)(2)	0.17	0.22	0.21	0.76	0.81

(1) Excludes outstanding balances of loans held for sale of $1.9 million, $5.1 million, $4.7 million, $5.5 million, and $9.1 million as of September 30, June 30 and March 31, 2021 and December 31, and September 30, 2020, respectively.

(2) Excludes deferred loan fees of $(2.0) million, $(2.3) million, $(2.6) million, $(1.5) million, and $(3.6) million as of September 30, June 30 and March 31, 2021 and December 31, and September 30, 2020, respectively.

Total Interest-Earning Assets, Net of PPP Effects

	For the Three Months Ended September 30, 2021			For the Nine Months Ended September 30, 2021
(dollars in thousands)	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Total interest-earning assets	$2,780,081	$25,235	3.60%	$2,720,103	$77,032	3.79%

Total loans	1,921,005	22,605	4.67	1,906,989	69,664	4.88
Adjustments:
PPP loan average balance and net fees(1)	(107,931)	(1,005)	3.69	(133,309)	(6,265)	6.28
Total loans, net of PPP effects	1,813,074	21,600	4.73	1,773,680	63,399	4.78

Total interest-earning assets, net of PPP effects	$2,672,150	$24,230	3.60%	$2,586,794	$70,767	3.66%

(1) Interest earned consists of interest income of $270,000 and $990,000, and net origination fees recognized in earnings of $661,000 and $5.3 million for the three and nine months ended September 30, 2021, respectively.

NON-GAAP RECONCILING TABLES

Net Interest Income and Net Interest Margin, Net of PPP Effects

(dollars in thousands)	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021	Three Months Ended June 30, 2021	Three Months Ended September 30, 2020
Net interest income	$23,570	$71,538	$23,477	$22,279
Adjustments:
PPP-related interest income	(270)	(990)	(385)	(527)
PPP-related net origination fees	(735)	(5,275)	(1,362)	(549)
PPP-related borrowings	—	—	—	3
Net interest income, net of PPP effects	$22,565	$65,273	$21,730	$21,206

Total average interest-earning assets	$2,780,081	$2,720,103	$2,769,054	$2,481,453
Total average interest-earning assets, net of PPP effects	2,672,150	2,586,794	2,613,637	2,263,795

Net interest margin(1)	3.36%	3.52%	3.40%	3.57%
Net interest margin, net of PPP effects(2)	3.35	3.37	3.33	3.73

Net interest income	$23,570	$71,538	$23,477	$22,279
Interest income tax adjustments	278	798	269	233
Net interest income, fully taxable equivalent ("FTE")	$23,848	$72,336	$23,746	$22,512
Net interest income, FTE, net of PPP effects	22,843	66,071	21,999	21,439

Net interest margin, FTE(3)	3.40	3.56	3.44	3.61
Net interest margin, FTE, net of PPP effects(4)	3.39	3.41	3.38	3.77

(1) Net interest margin is equal to net interest income divided by average interest-earning assets, annualized.

(2) Net interest margin is equal to net interest income, net of PPP effects, divided by average interest-earning assets, excluding average PPP loans, annualized. Taxes are not a part of this calculation.

(3) Net interest margin on a taxable equivalent basis is equal to net interest income adjusted for nontaxable income divided by average interest-earning assets, annualized, using a marginal tax rate of 21%.

(4) Net interest margin on a taxable equivalent basis is equal to net interest income, net of PPP effects, adjusted for nontaxable income divided by average interest-earning assets, excluding average PPP loans, annualized, using a marginal tax rate of 21%.

Efficiency Ratio, Net of PPP Effects

(dollars in thousands)	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2021	Three Months Ended June 30, 2021	Three Months Ended September 30, 2020
Total noninterest expense	$19,287	$54,302	$17,703	$16,758
Adjustments:
PPP-related deferred costs	—	599	207	24
Total noninterest expense, net of PPP effects	$19,287	$54,901	$17,910	$16,782

Net interest income	23,570	71,538	23,477	22,279
Net interest income, net of PPP effects	22,565	65,273	21,730	21,206

Total noninterest income	$6,449	$18,538	$5,970	$6,663

Efficiency ratio(1)	64.25%	60.28%	60.12%	57.90%
Efficiency ratio, net of PPP effects(2)	66.47	65.51	64.66	60.22

(1) The efficiency ratio was calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

(2) The efficiency ratio, net of PPP effects, was calculated by dividing total noninterest expense, net of PPP-related deferred costs, by net interest income, net of PPP effects, plus noninterest income, excluding securities gains or losses. Taxes are not part of this calculation.

NON-GAAP RECONCILING TABLES

Loan Yield, Net of PPP Effects

	Three Months Ended September 30, 2021			Three Months Ended June 30, 2021
(dollars in thousands)	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Total loans	$1,921,005	$22,605	4.67%	$1,912,722	$22,864	4.79%
Adjustments:
PPP loans average balance and net fees	(107,931)	(1,005)	3.69	(155,417)	(1,747)	4.51
Total loans, net of PPP effects	$1,813,074	$21,600	4.73%	$1,757,305	$21,117	4.82%
Effect of removing PPP loans on loan yield			0.06%			0.03%

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
(dollars in thousands)	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Total loans	$1,921,005	$22,605	4.67%	$1,964,894	$22,681	4.59%
Adjustments:
PPP loans average balance and net fees	(107,931)	(1,005)	3.69	(209,506)	(1,076)	2.04
Total loans, net of PPP effects	$1,813,074	$21,600	4.73%	$1,755,388	$21,605	4.90%
Effect of removing PPP loans on loan yield			0.06%			0.31%

ACL to Total Loans, Excluding PPP

(dollars in thousands)	As of September 30, 2021	As of June 30, 2021	As of September 30, 2020
Total loans	$1,970,881	$1,890,164	$1,958,634
Adjustments:
PPP loans	(75,304)	(127,390)	(209,609)
Total loans, excluding PPP	$1,895,577	$1,762,774	$1,749,025

Allowance for credit losses	$30,621	$31,548	$33,757

Allowance for credit losses / period-end loans	1.55%	1.67%	1.72%
Allowance for credit losses / period-end loans. excluding PPP	1.62	1.79	1.93

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible book value per share”, “net core earnings,” “core net interest margin,” and PPP-adjusted metrics are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

Conference Call Information

The Company will hold a conference call to discuss third quarter 2021 financial results on Monday, October 18, 2021 at 10:00 am Central time. The conference call will be hosted by Ty Abston, Chairman and CEO, Cappy Payne, SEVP and CFO, and Shalene Jacobson, EVP and CRO. All conference attendees must register before the call at gnty.com/register. The conference materials will be available by accessing the Investor Relations page on our website, gnty.com. A recording of the conference call will be available by 1:00 pm Central time the day of the call and remain available through October 31, 2021 on our Investor Relations webpage.

About Guaranty Bancshares, Inc.

Guaranty Bancshares, Inc. is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A. As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-driven commercial and consumer banking products and services, as well as mortgage, trust, and wealth management services. Guaranty Bank & Trust has 32 banking locations across 26 Texas communities located within the East Texas, Dallas/Fort Worth, greater Houston and Central Texas regions of the state. As of September 30, 2021, Guaranty Bancshares, Inc. had total assets of $2.97 billion, total loans of $1.97 billion and total deposits of $2.56 billion. Visit gnty.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Actual results may also be significantly impacted by the effects of the ongoing COVID-19 pandemic, including, among other effects: the impact of the public health crisis; the operation of financial markets; global supply chain disruption; employment levels; market liquidity; the impact of various actions taken in response by the U.S. federal government, the Federal Reserve, other banking regulators, state and local governments; and the impact that all of these factors have on our borrowers, other customers, vendors and counterparties. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission ("SEC"). We can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and we do not intend, and assume no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact Information:

Cappy Payne Senior Executive Vice President and Chief Financial Officer Guaranty Bancshares, Inc. (888) 572-9881
investors@gnty.com